Exhibit 10.7

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD MULTI-TENANT OFFICE LEASE - NET

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only January 25, 2013, is made by and between AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”) and DermTech International, a California corporation (“*” means “see Addendum”) (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite Number(s) 100, first floor(s), consisting of approximately 8,497 rentable square feet (“Premises”). The Premises are located at: 11099 North Torrey Pines Road, in the City of San Diego (La Jolla), County of San Diego, State of California, with zip code 92037. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” The Project consists of approximately 92,479 rentable square feet. (See also Paragraph 2)

1.2(b) Parking: * unreserved and * reserved vehicle parking spaces at a monthly cost of $* per unreserved space and $* per reserved space. (See Paragraph 2.6)

1.3 Term: see Addendum years and see Addendum months (“Original Term”) commencing see Addendum (“Commencement Date”) and ending see Addendum (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing * (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $14,150.00 per month (“Base Rent)”, payable on the first day of each month commencing on the Commencement Date. (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph N/A

1.6 Lessee’s Share of Operating Expenses: 9 and 19/100 percent (9.19%) (“Lessee’s Share”). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $14,150.00 for the period first full month after the Commencement Date.

(b) Operating Expenses: $9,350.00 for the period                     .

(c) Security Deposit: $40,000 (“Security Deposit”). (See also Paragraph 5)

(d) Parking: $0.00 for the period                                         .

(e) Other: $         for                                         .

(f) Total Due Upon Execution of this Lease: $63,500.

1.8 Agreed Use: *. (See also Paragraph 6)

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                          represents Lessor exclusively (“Lessor’s Broker”);

☐                                          represents Lessee exclusively (“Lessee’s Broker”); or

☐                                          represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in a separate written agreement.

1.11 Guarantor. The obligations of the Lessee under this Lease shall be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.12 Business Hours for the Building: * a.m. to * p.m., Mondays through Fridays (except Building Holidays) and * a.m. to * p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and                                          .

1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following within the Premises:

☑ Janitorial services inside premises.

☐ Electricity

☐ Other (specify):

1.14 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 1.2 through 53;

☑ a plot plan depicting the Premises;

☑ a current set of the Rules and Regulations;

☐ a Work Letter;

☐ a janitorial schedule;

☐ other (specify):                                                                                   .

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that (1) the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date and shall continue to be in good operating condition for 180 days following such date, (2) the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and (3) to Lessor’s actual knowledge, the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect when the improvements were constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s Intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises,

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant.

2.6 Vehicle Parking. So long as Lessee is not in default, and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) at no additional charge.

(a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(b)

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Target Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Target Commencement Date, as the same may be extended under the terms of any Work Letter executed be Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Target Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Operating Expenses” include all costs incurred by Lessor relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to, the following:

(i) The operation, repair, and maintenance in neat, clean, safe, good order and condition, of the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(cc) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;

(iii) The cost of any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv) The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas;

(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;

(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting fees attributable to the operation of the Project;

(viii) The cost to replace equipment or capital components such as the roof, foundations, or exterior walls, the cost to replace a Common Area capital improvement, such as the parking lot paving, elevators or fences, and/or the cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3. Provided however, that if such equipment or capital component has a useful life for accounting purposes of 5 years or more that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month;

(ix) The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less.

(x)

(b) Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 30 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent.

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

(b) Duty to Inform Lessor.

(c) Lessee Remediation.

(d) Lessee Indemnification.

(e) Lessor Indemnification.

(f) Investigations and Remediations.

(g) Lessor Termination Option.

6.3 Lessee’s Compliance with Applicable Requirements.

6.4 Inspection; Compliance.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements within the Premises. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, and the Common Areas. Lessee expressly waives the benefit of any statute now or

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cost thereof in each instance does not exceed $10,000. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (a)(iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed a commercially reasonable amount.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property. Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Workers Compensation Insurance in such amount as may be required by Applicable Requirements.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of ’’Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, and subject to the waiver of subrogation above, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

9.2 Partial Damage Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies. *

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services.

11.1 Services Provided by Lessor. * Lessor shall provide heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with laboratory and office, and janitorial services to the Common Area.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3 Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office or laboratory usage for the Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

(c)

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and nonfixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guarantee and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall be 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission.

15.2 Assumption of Obligations.

15.3 Representations and indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by either party of the Default or Breach of any term, covenant or condition hereof by the other party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b)

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; NonDisturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 NonDisturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “NonDisturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises founded in contract, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. In addition, Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith.

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Lessor may not place any sign on the exterior of the Building that covers any of the windows of the Premises. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.

41. Reservations.

(a) Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense, Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

(b)

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

(c) Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.

49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	LA JOLLA, CA	Executed at:
On:	1/27/13	On:

By LESSOR:		By LESSEE:

AG/Touchstone TP, LLC,		DermTech International,
a Delaware limited liability company		a California corporation

		By:	/s/ John Dobak
By:	Touchstone Investments, Inc.,	Name Printed:	John Dobak
	a California corporation	Title:	CEO

Title:	Its Manager	By:
Name Printed:
By:	/s/ Gregory Erickson	Title:
Name Printed:	Gregory Erickson	Address:	*

Title:	PRESIDENT
Address:	*	Telephone:	( )
		Facsimile:	( )
Email:
Email:
Federal ID No.
Telephone:	( )
Facsimile:	( )
Email:
Email:
Federal ID No.

LESSOR’S BROKER:		LESSEE’S BROKER:

Attn:		Attn:
Title:		Title:
Address:		Address:

Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Email:		Email:
Federal ID No.		Federal ID No.

Broker/Agent DRE License #:	Broker/Agent DRE License #:

NOTICE: These forms are often modified to meet changing requirements of law and Industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

© Copyright 2002 - By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

©2002 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-7-03/10E

RULES AND REGULATIONS FOR

STANDARD OFFICE LEASE

Dated: January 25, 2013

By and Between AG/Touchstone TP, LLC, and DermTech International

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or install new or additional locks or bolts.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.

9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12. Lessor reserves the right to close and lock the Building on days and times other than Building Hours. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings shall be installed or used by Lessee.

15. No Lessee, employee or invitee shall go upon the roof of the Building.

16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.

19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation other than microwave and coffee maker.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-1-9/99E

5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-1-9/99E

Addendum to Lease

This Addendum, dated January 25, 2013, constitutes an addendum to that certain Standard Multi-Tenant Office Lease—Net (“the Lease”) dated January 25, 2013, by and between (1) AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”), and (2) DermTech International, a California corporation (“Lessee”). Defined (capitalized) terms used in this Addendum shall have the same meanings as in the Lease. Lessor and Lessee hereby supplement and amend the Lease as follows, and in the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall prevail.

1.2 Premises. As used herein, “the Building” means the building commonly known as 11099 North Torrey Pines Road, San Diego, California 92037. The “Premises” consists of approximately 8,497 rentable square feet on the first floor of the Building and is commonly known as Suite 100. The location of the Premises is generally depicted on Exhibit 1 attached hereto. In connection with this Lease, Lessee shall have the right to use, at no additional cost, 24 unreserved parking spaces in the Common Area. The Building, the land owned by Lessor on which the Building is situated, and all other improvements on such land are herein referred to as “the Project.” The Project is part of a multi-parcel subdivision (“the Office Center”) on which other office buildings are situated. The other buildings in the Office Center are not owned by Lessor. The Office Center is subject to that certain Reciprocal Easement Agreement recorded June 30, 1988, as Document No. 88-223085, as amended by the First Amendment to Reciprocal Easement Agreement recorded December 30, 1988. Such agreements are herein collectively referred to as “the REA.”

1.3 Term. The Original Term of this Lease shall commence on the Commencement Date (defined below) and expire on the date (“the Expiration Date”) that is (1) eight months after the Commencement Date if the Commencement Date is the first day of a calendar month or (2) eight months after the first day of the calendar month after the Commencement Date if the Commencement Date is other than the first day of a calendar month. As used herein, “Commencement Date” shall mean the date on which Lessor achieves Substantial Completion (defined below) of Lessor’s Work (defined below). As used herein, “the Target Commencement Date” shall mean the date that is 35 days after the date of this Lease.

1.8 Agreed Use. Lessee’s Agreed Use is research and development and related laboratory, office, and administrative uses, as permitted by applicable zoning and, subject to Lessor’s consent, any other use permitted under Applicable Requirements.

1.12 Business Hours for the Building. Lessee shall have access to the Premises 24 hours per day, seven days per week; however, Lessor may, by use of electronic access cards or similar devices, restrict access to the Building at all times other than Business Hours. As used herein, the term “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday (excluding Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (excluding Building Holidays). As used herein, the term “Building Holidays” shall mean the dates of the observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holidays now or in the future customarily recognized as holidays for private sector businesses. At the time Lessee takes possession of the Premises, Lessor

1

shall furnish to Lessee, at Lessor’s cost, a sufficient number of electronic access cards for Lessee’s employees. Access cards for subsequently hired employees or replacement access cards for Lessee’s current employees shall be issued by Lessor subject to Lessor’s then current reasonable fee.

2.10 Common Areas. Lessee acknowledges and agrees that (1) the portion of the Project depicted on Exhibit 3 attached hereto is referred to as “the Excluded Area,” (2) although the Excluded Area is part of the legal lot and tax parcel that comprise the Project, the Excluded Area is not part of the Common Area, and (3) Lessor may subdivide, use, and/or develop the Excluded Area, as Lessor may, in Lessor’s sole discretion, determine. Lessor shall not exercise Lessor’s reserved rights to make changes to the Common Area in a manner that materially and adversely affects Lessee’s use of the Premises, excluding dust, noise, and similar interference during periods of construction, provided that the construction is diligently pursued in a reasonable manner. Lessor reserves the right to allocate parking spaces as reserved for use by other tenants of the Project.

4.2.1 Included Operating Expenses—REA. In addition to the items listed in Paragraph 4.2(a) of the Lease, Operating Expenses shall include expenses assessed to Lessor under the REA.

4.2.2 Excluded Operating Expenses. Operating Expenses do not include the following:

4.2.2.1 Any fines, penalty charges, or interest incurred by Lessor due to violation of any Applicable Requirements or late payment.

4.2.2.2 Costs related to casualty or as a result of condemnation, construction defect or code violation.

4.2.2.3 Expenses incurred in connection with the services provided to others but not to Lessee.

4.2.2.4 Expenses incurred in connection with leasing, drafting, or enforcing leases in the Project, such as, but not limited to, (1) real estate broker’s commission, (2) accounting, legal, architectural, space planning, or engineering fees, or (3) advertising or promotions costs.

4.2.2.5 Repairs and maintenance necessary because of negligence or willful misconduct of other tenants, their officers, agents, employees, invitees, licensees, and those parties working through or under those tenants.

4.2.2.6 Costs for alterations of other tenants’ premises prior to and during duration of leases.

4.2.2.7 Interest and principal payment on mortgages, ground leases and other debt costs.

2

4.2.2.8 Management fees; however, Lessee shall be obligated to pay the separate management fee described below.

4.2.3 Audit Rights. Lessor shall keep complete and accurate records in accordance with good bookkeeping and accounting practices regarding all Operating Expenses. Lessee shall have the right to audit such records for each calendar year during the Term by notifying Lessor within 12 months following the later of the end of each such calendar year or 120 days after Lessor has furnished Lessee a statement of such actual Operating Expenses. If an audit reveals that Lessor has overcharged Lessee for Operating Expenses, Lessor shall refund the amount overcharged within 10 days after such determination has been made. If Lessor has overcharged Lessee by more than 5 percent of Lessee’s Share of Operating Expenses for a calendar year, Lessor shall refund the overcharged amount and, in addition, shall pay the costs of Lessee’s audit related to such calendar year.

4.2.4 Management Fee. In lieu of including management costs (i.e., fees paid to third-party managers or Lessor’s direct costs for self-managing the Project) in Operating Expenses and paying Lessee’s Share thereof, commencing on the Commencement Date and continuing through the Term, Lessee shall pay to Lessor monthly on the first day of each calendar month as Additional Rent a separate management fee equal to 3.5 percent of the then current monthly Base Rent and Tenant’s Share of Operating Expenses.

4.2.5 Allocation of Real Property Taxes. In addition to the above exclusions, Operating Expenses shall not include Real Property Taxes attributable to the Excluded Area. If the Excluded Area is not assessed as a separate tax parcel, then the Real Property Taxes attributable to the Excluded Area shall be deemed to mean the sum of (1) 10 percent of the assessed land value of the Project and (2) 100 percent of the assessed value of improvements subsequently constructed by Lessor on the Excluded Area.

4.2.6 Deductible Responsibility. With respect to all policies of insurance maintained by Lessor pursuant to this Lease, the policies shall have claim deductible amounts that are commercially reasonable and generally consistent with prudent commercial practices of lessors in San Diego County as such practices may change from time to time during the term of this Lease. Lessee’s obligation with respect to payment of any deductible amount under Lessor’s liability, fire and/or casualty policies of insurance shall be as follows:

4.2.6.1 If the damage or destruction is caused by a negligent or intentional act or omission by Lessee or Lessee’s agents, employees, or contractors or otherwise arises out of the operation of Lessee’s business and/or occupancy of the Premises, Lessee shall pay the full deductible amount.

4.2.6.2 If the damage or destruction is caused by a negligent or intentional act or omission by another lessee of the Building or such other lessee’s agents, employees or contractors or otherwise arises out of the operation of such other lessee’s business and/or such other lessee’s occupancy of another portion of the Building, such other lessee shall pay the full deductible amount, Lessee shall have no responsibility or liability therefor, and such amount shall not be included as an element of Operating Expenses.

3

4.2.6.3 If the damage or destruction arises from any cause other than a cause described in Sections 4.2.6.1 or 4.2.6.2, the deductible amount shall be an item of Operating Expenses, and Lessee shall pay Lessee’s pro rata share in accordance with the terms of this Lease.

6.2 Hazardous Materials. In addition to the provisions of Paragraph 2.2 of the Lease, Lessor represents and warrants that Lessor has no actual knowledge of the presence on the Premises of any Hazardous Materials stored or maintained in violation of Applicable Requirements. Lessor shall indemnify, defend, protect, and hold harmless Lessee, Lessee’s agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities, and damages in connection with any Hazardous Material (1) present prior to the Commencement Date in, on, or about the Project or the soil, improvements, groundwater, or surface water thereof or (2) released after the Commencement Date on, in, or about the Project by Lessor or Lessor’s employees, agents, or contractors.

6.2.1 Definition of Hazardous Materials. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste that is or becomes regulated by any local governmental authority, California, or the United States government. The term “Hazardous Materials” includes, without limitation, any material or substance that is (i) defined as a “hazardous waste,” “extremely hazardous waste,” or “restricted hazardous waste” under Section 25515 or 25117 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Materials Account Act), (iii) defined as a “Hazardous Materials,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C section 6903), (ix) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. section 9601), or (x) any other material, substance, product or compound for which Lessee must obtain a license or permit from California Department of Health Services or similar federal, state, or local agency lawfully to use or store such material, substance, product or compound anywhere in the Project. Any references in the Lease to Hazardous Substances shall be deemed to mean Hazardous Materials, as defined above.

6.2.2 Prohibition/Compliance. Lessee shall not cause or permit Lessee’s agents, employees, or contractors to bring, keep, or use in or about the Project any Hazardous Materials in violation of Applicable Requirements. If Lessee breaches the obligation stated in the preceding sentence, then Lessee shall indemnify, defend and hold harmless Lessor, its agents and contractors from any and all claims, judgments, damages, penalties, fines, costs, liabilities,

4

or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, attorney’s fees, consultant’s fees and expert’s fees) to the extent arising as a result of such breach; however, the foregoing indemnification obligation shall not cover losses and damages to the extent caused by Lessor’s negligence, willful misconduct or breach of this Lease. Lessee’s indemnification obligation includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project, or any adjacent property, caused by Lessee’s employees, agents, or contractors results in any unlawful contamination of the Premises, the Project, or adjacent property, Lessee shall promptly take all actions at its sole expense as are necessary to ensure that, with respect to such unlawful contamination, the Premises, the Project, and any adjacent property meets all Applicable Requirements in effect now or in the future, including Applicable Requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Premises, the Project, or any adjacent property, provided that Lessor’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

6.2.3 Business. Lessor acknowledges that this Paragraph 6.2 does not prohibit Lessee from operating its business in the Premises as described in Paragraph 1.8 above. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all Applicable Requirements and pursuant to and in compliance with all required licenses, approvals, and permits. As a material inducement to Lessor to allow Lessee to use Hazardous Materials in connection with its business, Lessee agrees to deliver to Lessor prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals, licenses, or permits required in connection with the presence of such Hazardous Materials on the Premises (“Hazardous Materials List”). Lessee shall deliver to Lessor upon Lessor’s written request an updated Hazardous Materials List. Lessee shall deliver to Lessor true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: licenses, permits, approvals, reports and correspondence, storage and management plans, notice of violations of any laws, plans relating to the installation of any storage tanks to be installed in or under the Project (provided that said installation of tanks shall be permitted only after Lessor has given Lessee its written consent to do so, which consent may be withheld in Lessor’s sole and absolute discretion), and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on, or under the Project for the closure of any such tanks. Lessee is not required, however, to provide Lessor with any portion(s) of the Documents containing information of a proprietary nature that do not contain a reference to any Hazardous Materials or hazardous activities.

5

6.2.4 Inspection/Compliance. Lessor and Lessor’s Lender and consultants shall have the right to enter into the Premises at any time in the case of an emergency, the determination of which shall require Lessor to be reasonable, and otherwise at reasonable times with reasonable notice (of at least 48 hours) for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease, provided that Lessor and its agents or employees comply with Lessee’s risk management policies (which may include having such person escorted at all times by an employee of Lessee and having such person execute Lessee’s non-disclosure/confidentiality agreement). In addition, except in the case of emergencies, Lessor agrees to reasonably reschedule any entry upon the Premises made in accordance with this Lease if Lessee notifies Lessor in writing that the proposed entry will materially and adversely affect Lessee’s business operations. Lessor shall use reasonable efforts to provide Lessee with notice in the event of an emergency. In the event of any entry by Lessor onto the Premises, Lessor shall be subject to Lessee’s reasonable security requirements and shall use its best efforts not to interfere with the conduct of Lessee’s business. Lessor shall pay the cost of any such inspections, unless a material violation by Lessee is found to exist or be imminent, or the inspection is requested or ordered of Lessee by a governmental authority and Lessee has failed to adequately respond. In such case, Lessee shall, upon request, reimburse Lessor for the reasonable cost of such inspections, provided that such inspection is directly related to the violation or contamination.

6.2.5 Clearances Required upon Surrender. At the time Lessee surrenders possession of the Premises following expiration of the term or termination of this Lease, Lessee shall deliver to Lessor written evidence that (1) Lessee has obtained from all appropriate governmental agencies approval of decontamination of the Premises and decommissioning of any licenses, permits, or approvals received by Lessee pertaining to Hazardous Materials used or stored by Lessee at the Project (collectively, “Surrender Approvals”) and (2) Lessee has removed from the Project all Hazardous Materials brought onto the Project by or for Lessee or Lessee’s employees, agents, or contractors. Lessee shall be deemed to be a holdover tenant if (1) Lessee has not obtained all Surrender Approvals at the time Lessee surrenders possession and (2) Lessor may not lawfully allow occupancy of the Premises without such Surrender Approvals (e.g., if (1) Lessee used radioactive materials in the Premises pursuant to a license or permit issued by an agency of California and (2) at the time Lessee surrendered possession, the agency had not approved the Premises to be occupied by another tenant until the license or permit was fully decommissioned, then Lessee would be deemed to be a holdover tenant until the agency decommissioned the license and allowed the Premises to be re-occupied).

8.7 Lessor’s Indemnity. Except for Lessee’s negligence or willful misconduct or breach of the Lease and subject to the waiver of subrogation contained in Paragraph 8.6 of the Lease, Lessor shall indemnify, protect, defend, and hold harmless Lessee and Lessee’s agents, partners and lenders from and against any and all claims and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities to the extent arising out of, involving or in connection with Lessor’s ownership and operation of the Project to the extent due to the negligence, willful misconduct or breach of the Lease by Lessor.

6

9.6 Lessee’s Remedies. In addition to the remedies in Paragraph 9.6 of the Lease, Lessee shall have the right to terminate this Lease following Premises Partial Damage under the following circumstances:

9.6.1 If the Premises or the Building suffers damage from a casualty, then Lessee may terminate this Lease if (1)the damage materially impairs Lessee’s use of the Premises and (2) either (i) the reasonably estimated time to repair the damage exceeds 180 days or (ii) Lessor has failed to complete Lessor’s repair work within the Repair Period (defined below) and such failure continues for 30 days following delivery by Lessee to Lessor of written notice that Lessee elects to terminate this Lease if Lessor’s repair work is not completed within 30 days after delivery of the notice. As used herein, the term “Repair Period” shall mean the longer of (1) a period commencing on the date of the casualty and expiring 180 days thereafter or (2) a period commencing on the date of the casualty and expiring on the date Lessor has specified in a written notice delivered to Lessee as Lessor’s estimate of the reasonable time to repair; however, if, within 60 days following the date of the casualty, Lessor fails to deliver to Lessee a written notice that specifies Lessor’s estimate of the reasonable time to repair, then the Repair Period shall be for 180 days following the date of the casualty. In the case of termination when the reasonably estimated time to repair exceeds 180 days, Lessee must deliver to Lessor written notice of Lessee’s election to terminate within 30 days following the date of Lessee’s receipt from Lessor of written notice that the reasonably estimated time to repair exceeds 180 days and such termination shall be effective upon Lessor’s receipt of the notice or such later date specified in the notice not exceeding 90 days after Lessor’s receipt of the notice. In the case of termination when Lessor has not completed Lessor’s repair work within the Repair Period, Lessee must deliver Lessee’s 30-day notice prior to Lessor’s completion of Lessor’s repair work and termination shall be effective upon expiration of the 30-day period.

9.6.2 If at any time during the last six months of this Lease the Premises is damaged and (1) such damage materially affects Lessee’s use of the Premises, and (2) the cost of repair exceeds two months’ Base Rent then Lessee may terminate this Lease following the occurrence of such damage by giving a written termination notice to Lessor within 30 days after the date of occurrence of such damage. If Lessee elects to terminate this Lease as allowed under the preceding sentence, then (1) such termination shall be effective as of the date Lessee specifies in such notice and (2) the obligations of the Parties under this Lease shall be the same as if this Lease naturally expired on the date of such termination.

10.1 Real Property Taxes. The definition of Real Property Taxes includes use taxes that may subsequently imposed by the city of San Diego or other governmental entity with respect to Rent paid under this Lease; however, with respect to such use taxes or other Real Property Taxes that are assessed with reference to the amount of Rent paid to Lessor, Lessee shall pay 100 percent of such taxes attributable to Rent paid by Lessee, and such taxes shall not be included in Operating Expenses.

11.1 Services Provided by Lessor. In addition to its obligations provided in Paragraph 11.1 of the Lease, Lessor shall provide DI water, e-power and vacuum services to the Premises in amounts and at levels that are reasonably required for the operation of a laboratory facility.

7

11.3 Hours of Service. All utility services to the Premises shall be provided on a 24-hours-per-day, 7-days-per-week basis.

11.5 Service Interruption. Notwithstanding any provision of the Lease to the contrary and subject to force majeure, if Lessee is prevented from using the Premises, or any portion thereof, for three consecutive business days as a result of any failure by Landlord to provide the services required by Paragraph 11, then Rent shall be abated or reduced, as the case may be, after expiration of such three-day period for such time that Lessee continues to be so prevented from using the Premises, or portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using bears to the total rentable area of the Premises.

12.1 Permitted Lease Assignments. As used in this Lease, the definition of an assignment shall include (1) a transfer of more than 50 percent of the ownership interests (shares, partnership interests, membership interests, etc.) of Lessee, (2) Lessee’s merger or consolidation with another entity, and/or (3) a sale of substantially all of Lessee’s assets. Notwithstanding the foregoing, however, Lessor’s consent shall not be required for an assignment of this Lease (i) to any person(s) or entity that controls, is controlled by, or is under common control with Lessee, (ii) to any entity resulting from the merger, acquisition, consolidation, or other reorganization with Lessee, whether or not Lessee is the surviving entity, (iii) to any person or legal entity that acquires all or substantially all of the assets or stock of Lessee (each of the foregoing is hereinafter referred to as a “Tenant Affiliate”), provided that before such assignment shall be effective, (a) the Tenant Affiliate shall deliver to Lessor a written document by which the Tenant Affiliate assumes the obligations of Lessee under this Lease if the transaction involves an actual assignment of this Lease (e.g., if this Lease is assigned in connection with a sale of Lessee’s assets), (b) Lessor shall be given written notice of such assignment, including a copy of the document(s) that evidence the assignment, and (c) the use of the Premises by the Tenant Affiliate shall be as set forth in Paragraph 1.8 above. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs, and policies of anyone, whether through the ownership of voting securities, by contract, or otherwise.

12.2 Lessor’s Consent to Assignment or Subletting/Excess Rent. Except in connection with a transfer or assignment to a Tenant Affiliate, Lessor shall have 20 days following receipt by Lessor of the documents to be reviewed in connection with the proposed assignment or subletting within which to provide to Lessee written notice of Lessor’s approval or disapproval. Any request for Lessor’s consent to an assignment or subletting (other than to a Tenant Affiliate) shall be accompanied by appropriate financial information pertaining to the proposed assignee or sublessee, including a financial statement (consisting of balance sheet and income and expense statement for the preceding 12 months, certified as accurate by the proposed assignee or sublessee) and tax returns for the preceding two tax years. For transfers other than to a Tenant Affiliate, Lessee shall pay to Lessor, as additional Rent, if and when received by Lessee, 50 percent of all Excess Rent (defined below) received by Lessee for (1) the assignment of this Lease or (2) subleasing the Premises if 25 percent or more of the floor area of the Premises is occupied by subtenants. As used herein, the term “Excess Rent” means the amount that the assignee or subtenant is to pay to Lessee in excess of the Rent due under this Lease, whether such payment shall

8

be in the form of an increased monthly or annual rental, lump sum payment in consideration of the assignment or sublease or consideration of any other form, including a sale of goodwill and/or a covenant not to compete or payment for furniture, fixtures or inventory in an amount in excess of the reasonable value thereof after first deducting the reasonable costs incurred by Lessee in obtaining the assignment or sublease, including, without limitation, reasonable brokerage commissions, reasonable costs of leasehold improvements made by Lessee, legal fees, and any other concessions reasonably required to induce the subtenant or assignee. If Excess Rent is being determined for subtenant(s) that occupy(ies) less than all of the Premises, then Excess Rent shall be the difference between (1) the amount of the rent and other amounts paid by the subtenant and (2) the amount of Rent due under this Lease multiplied by a fraction, the numerator of which is the floor area of the Premises occupied by the subtenant(s) and the denominator of which is the total floor area of the Premises.

23. Notices. Any notice described in Paragraph 13.1 of the lease to establish the existence of a Breach shall be in lieu of (not in addition to) any notice required by statute to initiate a special proceeding for unlawful detainer. As an alternative to the means of service of notices described in Paragraph 23 of this Lease, any notices required to be served as a condition precedent to the initiation of a special proceeding for unlawful detainer (including any notices under Paragraph 13.1 of this Lease) may be served in accordance with California law pertaining to service of such notices. With respect to all notices, the Parties acknowledge and agree that, in addition to the manner of delivery provided in Paragraph 23.1 of this Lease, notices may be delivered by FedEx or other similar overnight delivery service that provides evidence of receipt. If notice is delivered by FedEx or such other overnight delivery service, the notice shall be deemed delivered as of the date shown by the evidence of receipt (or the first business day thereafter if the day of receipt is not a business day). The Parties’ addresses for notice and delivery of Rent are:

Notices to Lessor:	Allan Sternberg Angelo, Gordon & Co. 9440 Santa Monica Boulevard, Suite 708 Beverly Hills, California 92010

and:	Greg Erickson Touchstone Investments 15901 Red Hill Avenue, Suite 201 Tustin, California 92780

Rent to Lessor:	AG/Touchstone TP, LLC Dept. LA 22977 Pasadena, California 91185-2977

Notices to Lessee:	DermTech International 11099 North Torrey Pines Road, Suite 100 La Jolla, California 92037

9

31. Attorney’s Fees. Lessor shall be entitled to recover reasonable attorney’s fees incurred in connection with (1) any hearing or motion for assumption or rejection of this Lease under Title 11 of the United States Code and (2) any hearing or adversary proceedings related to this Lease in any bankruptcy case filed by or against Lessor.

34. Signage. Lessor shall, at Lessee’s cost, provide Lessee with standard lobby and directional signage. Lessee may, at Lessee’s expense, place on the primary entrance door to the Premises Lessee’s name and logo.

50. Arbitration. If (1) either Party to this Lease asserts against the other Party a claim or cross-claim that relates to this Lease, the Premises, or the Project, whether such claim is founded upon contract, tort, or equity, and (2) the amount in controversy with respect to such claim exceeds the then current jurisdictional limit of Small Claims Court or the primary relief sought by the claimant is not relief that may be awarded in Small Claims Court (e.g., injunctive relief), such claim or cross-claim shall be submitted to arbitration, and in connection with such arbitration, the following shall apply:

50.1 The arbitration shall be conducted by a single arbitrator. The arbitrator shall be selected by the Parties; however, if after 10 days the Parties cannot agree upon the selection of an arbitrator, the arbitrator shall be selected pursuant to the Code of Civil Procedure sections 1280, et seq.

50.2 The venue for the arbitration shall be in San Diego County, California.

50.3 The parties shall have the right to conduct full discovery.

50.4 Pending issuance of the arbitrator’s award, the Parties shall equally pay all fees and administrative expenses charged by the arbitrator. Following issuance of the arbitrator’s award, the arbitrator may, in the arbitrator’s discretion, award to the prevailing Party the amount incurred by the prevailing Party for the arbitrator’s fees and administrative expenses.

50.5 After issuance of the arbitrator’s award, either Party may file a petition to have the award entered as a judgment.

Notwithstanding the foregoing, this paragraph shall not apply to (1) any civil action commenced by Lessor for unlawful or forcible detainer against Lessee and/or any other occupants of the Premises (i.e., if Lessor sues Lessee to recover possession of the Premises in a civil action for unlawful detainer, the arbitration provision shall not apply) or (2) any action that may be initiated and determined in Small Claims Court.

51. Delivery of Financial Statements. For purposes of this Lease, “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Global Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the stock of Lessee). If Lessee is not listed or quoted on a Principal Market and (1) Lessor is in the process of selling or refinancing the Building or (2) Lessor is obligated under loan documents executed by Lessor to deliver tenant

10

financial statements to Lessor’s lender, Lessee shall, within 20 days following Lessor’s written request therefor (but not more than once per year), deliver to Lessor Lessee’s most recently prepared financial statement as maintained by Lessee for the period commencing at the beginning of the then current fiscal year; however, Lessee’s obligation to deliver Lessee’s financial statement shall be subject to Lessee’s receipt from Lessor of a writing signed by Lessor and Lessor’s lender or the prospective buyer or lender, as the case may be, agreeing that the information contained in Lessee’s financial statement shall be confidential. As used herein, the term “financial statement” shall mean a detailed balance sheet and detailed statement of income and expenses prepared in accordance with generally accepted accounting principles and otherwise in the manner Lessee customarily prepares such documents.

52. Lessor’s Work. Lessor has caused to be prepared a schematic space plan (“the Space Plan”) pertaining to the proposed interior improvements to be constructed in the Premises. A copy of the Space Plan is attached hereto as Exhibit 1. The work to be installed in the Premises shown in the Space Plan and the narrative description contained in Exhibit 2 is herein referred to as “Lessor’s Work.” Lessor shall, pursuant to a written contract (“the Improvement Contract”), engage the services of a contractor (“Contractor”) to construct and install Lessor’s Work in the Premises in an expeditious, diligent and workmanlike manner.

52.1 Payment For Lessor’s Work. Lessor shall pay for the costs of accomplishing Lessor’s Work, and in no event shall Lessee have an obligation to contribute to such costs.

52.2 Substantial Completion. Once commenced, Lessor shall diligently proceed to achieve Substantial Completion of Lessor’s Work and deliver to Lessee vacant possession of the Premises by the Target Commencement Date. As used herein, the term “Substantial Completion” shall mean that Lessor shall have substantially completed Lessor’s Work, with the exception of minor punch list items that do not materially impede Lessee’s moving into the Premises for Lessee’s use and occupancy of the Premises. Following Substantial Completion, repair and/or replacement of any portion of Lessor’s Work shall be subject to the other provisions of this Lease regarding maintenance and repair of the Premises; however, if any portion of Lessor’s Work that requires repair or replacement is covered by a guaranty or warranty by the Contractor, a subcontractor and/or a material supplier, Lessor shall assign to Lessee such guaranty or warranty. In addition to (1) any warranties or guaranties issued by the Contractor, subcontractors, or material suppers relating to Lessor’s Work and (2) Lessor’s warranty in Paragraph 2.2 of the Lease, Lessor warrants that Lessor’s Work shall be free from material defects for a period of one year following the date of Substantial Completion.

52.3 Lessee’s Access. While Contractor is performing Lessor’s Work, Lessee’s contractors shall have reasonable access to the Premises, at no cost and without payment of any Rent, including Base Rent or Operating Expenses, to install Lessee’s cables, security system, fixtures, and equipment; however, Lessee’s contractors shall not impede Contractor’s completion of Lessor’s Work.

53. Interpretation. Except as the context may otherwise require, references to “the Lease” shall mean the Standard Multi-Tenant Office Lease—Net dated January 25, 2013, by and

11

between Lessee and Lessor, and “this Lease” shall mean collectively (1) the Lease and all exhibits attached thereto and (2) this Addendum.

Lessor:		Lessee:

AG/Touchstone TP, LLC,		DermTech International,
a Delaware limited liability company		a California corporation

By	Touchstone Investments, Inc.,
	a California corporation, its manager	By	/s/ John Dobak
		Print name	John Dobak
By	/s/ Gregory Erickson	Title	CEO
Gregory Erickson, President

Schedule of Exhibits

Exhibit 1	Diagram Depicting the Premises/Space Plan
Exhibit 2	Narrative Description of Lessor’s Work
Exhibit 3	Diagram of the Excluded Area

12

Exhibit I

Diagram Depicting the Premises/Space Plan

Exhibit 1

Exhibit 2

Narrative Description of Lessor’s Work

1.	Demo walls in the pre-lab area, cold box, and rear wall of post-lab, copy area

2.	Add walls, pre-post lab separation, corporate/R&D separation, gowning areas

3.	Electrical along new wall in reagent room

4.	Showers

5.	Windows: conference room, pre-lab wall, offices

6.	Reception glass

7.	Pass-through

8.	Close off door to glassware washroom

9.	No door needed along the back wall of post-lab

10.	Controlled access to pre- and post-lab (electronic key)

Exhibit 2

Exhibit 3

Diagram of Excluded Space

SHEET 1 OF 1 SHEET

# A.L.T.A./A.C.S.M. LAND TITLE SURVEY

Exhibit 3

COMMENCEMENT DATE MEMORANDUM

Dated: April 12, 2013

With respect to that certain lease (“Lease”) dated January 25, 2013, between DermTech International, Inc. (“Tenant”) and AG/Touchstone TP, LLC (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 8,497 rentable square feet of the building located at 11099 North Torrey Pines Road, Suite 100 in La Jolla, CA 92037 (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)	Landlord delivered possession of the Premises to Tenant in a substantially completed condition on April 12, 2013 (“Substantial Completion Date”)

(2)	Lease commencement date is April 12, 2013.

(3)	The Premises contains 8,497 square feet of space; and

(4)	Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5)	“The Rent Commencement Date” is April 15, 2013.

(6)	“The Lease Expiration Date” is December 31, 2013.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this 18th day of April 2013.

DermTech International, Inc. “Tenant”

By:	/s/ John Dobak

Its:	John Dobak, MD CEO/President

By:

Its:

2613 Willo Lane

Costa Mesa, CA 92627

FIRST AMENDMENT TO STANDARD RENTAL LEASE, STORAGE LEASE AND SIGNAGE LEASE

TO EXPAND and EXTEND TERM

THIS FIRST AMENDMENT TO STANDARD RENTAL LEASE, STORAGE LEASE AND SIGNAGE LEASE (this “Amendment”) is made and entered into as of January 30, 2014 by and between AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”) and DermTech International, a California corporation (“Lessee”).

Recitals

A. Lessor and Lessee are the original parties to that certain Standard Rental Office Lease, dated as of January 25, 2013, (the “Lease”) for the certain premises commonly known as 11099 North Torrey Pines Road, Suite 100, San Diego, CA 92037 (the “Premises”) see attached Exhibit A. In addition to the Lease there are separate agreements signage and storage at the Property.

B. Lessor and Lessee are the original parties to that certain Storage Lease, dated as of April 15, 2013 (the “Storage Lease”), and that certain Signage Lease, dated as of April 15, 2013 (the “Signage Lease”).

C. Lessor and Lessee now desire to amend and modify certain terms and conditions of the Lease, Storage Lease and Signage Lease as further set forth below. Unless otherwise expressly provided, all defined terms used in this Amendment shall have the same meanings given to them in the Lease.

Agreements

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.	Expansion: Suite 130 in the amount of 1,092 rentable square feet, (the “Expansion Space”). Total new square footage leased in suite 100 and 130 shall be 9,589 rentable square feet, the Premises. The Expansion Space consists of four offices and one conference room at the northwest comer of the Property on the ground floor as depicted in Exhibit A.

2.	Term: The Term shall be extended by thirty-seven (37) months commencing on January 1, 2014, the Commencement Date and expire on January 31, 2017. The respective terms of the Signage Lease and the Storage Lease are hereby extended to be coterminous with the Term of the Lease, unless either is sooner terminated pursuant to its terms.

3.	Base Monthly Rental Amount: Effective on the Commencement Date the Base Monthly Rental shall be $14,150 for month 1, $27,329 per month, months 2 thru 13, $28,149 per month, months 14 thru 25, and $28,995 per month, months 26 thru 37, of the Term. The Storage and Signage Lease rent is in addition to the Base Monthly Rental above pursuant to the terms of those respective Leases.

4.	Option to Extend. Lessee shall have the option to extend the term of this Lease for an additional thirty-six (36) months (“Extension Term”) beginning upon the expiration of this Term as extended by Paragraph 2 above, provided that Lessee is not in default at the time of exercise of the option beyond applicable notice and cure periods and Lessee gives Lessor written notice of its intention to exercise this option to extend at least nine months prior to expiration the Term. Upon giving the extension notice, the Lease shall be extended without execution or delivery of any other document, with the same force and effect as if the Extension Term had originally been included in the Term. All of the terms, covenants and conditions of the Lease shall continue in full force and effect during the Term, except that the Base Rent to be paid by Lessee to Lessor during the Extension Term shall be the greater of (1) $29,865/month (“the Guaranteed Minimum Rent”) or (2) Market Rental Rate (defined below). As used herein, the term “Market Rental Rate” shall mean the rate that is prevailing as of the commencement of the first year of the Extension Term for comparable space in a comparable building in the Torrey Pines area, taking into consideration the size and age of and improvements in the Premises, the three-year term of the Extension Term, and other relevant factors. Market Rental Rate shall be determined as follows:

1

4.1 By mutual agreement between Lessor and Lessee evidenced in a writing signed by each and mutually delivered or

4.2 If Lessor and Lessee have not agreed upon the Market Rental Rate Five months prior to the commencement of the first Lease Year of the Extension Term, then either Lessor or Lessee may submit the issue of Market Rental Rate to determination by arbitration. The venue for the arbitration shall be San Diego County and, with respect to the conduct of the arbitration, the following shall apply:

4.2.1 At least three weeks in advance of the date for the commencement of the arbitration hearing, Lessor and Lessee shall exchange with each other (1) the name, address, and qualifications of any appraiser, broker, or other expert intended to be called at the time of the arbitration (each, an “Expert”), (2) any reports and/or data relied upon by the Expert in connection with forming an opinion as to Market Rental Rate, and (3) a statement as to each party’s determination of the Market Rental Rate (“MRR Statement”) (i.e., Lessor shall give to Lessee Lessor’s determination of the Market Rental Rate and vice-versa).

4.2.2 For a period of 10 days following the exchange of the MRR Statements, either party may accept the Market Rental Rate stated in the other party’s MRR Statement, and, in such event, the accepted amount will become the Rent for the Extension Term (e.g., if Lessor delivered to Lessee timely written notice of acceptance of Lessee’s determination of Market Rental Rate as provided in Lessee’s MRR Statement, then the amount shown on Lessee’s MRR Statement would become the Rent for the Extension Term).

4.2.3 If neither party accepts the other party’s determination of Market Rental Rate, then the arbitration shall be conducted before a single arbitrator pursuant to Code of Civil Procedure sections 1280 et seq. At least five days prior to the date set for the hearing for the arbitration, each party shall (1) make available for an oral deposition any Expert whose testimony is expected to be given at the time of the arbitration and (2) deliver to the other party all exhibits that are intended to be entered into evidence at the time of the arbitration.

4.2.4 Except as provided below, each party shall bear its own attorney’s and Expert’s fees. Except as provided below, each party shall share equally any administrative fees and the reasonable hourly fees owed to the arbitrator. Notwithstanding the foregoing, if the amount of the Market Rental Rate stated in Lessee’s MRR Statement is less than 95 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against Lessee costs incurred by Lessor in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees. If the amount of the Market Rental Rate stated in Lessor’s MRR Statement is greater than 105 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against the Lessor costs incurred by Lessee in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees.

4.2.5 Pending determination of the Market Rental Rate for the Extension Term, Lessee shall pay to Lessor monthly Rent in an amount equal to the Guaranteed Minimum Rent increased by 3%. If the Market Rental Rate is greater than the Guaranteed Minimum Rent, then, within 30 days following the arbitrator’s decision determining the amount of the Market Rental Rate, Lessee shall pay to Lessor the difference between (1) the Base Rent that should have been paid during the Extension Term based upon the Market Rental Rate and (2) the actual amount of the Base Rent paid by Lessee during the Extension Term.

4.2.6 The Base Rent for each subsequent Lease Year of the Extension Term will be equal to the amount derived by multiplying the Base Rent for the prior Lease Year of the Extension Term by 1.03. By way of example, if the Base Rent for the first Lease Year of the Extension Term were determined to be $31,000, the Base Rent for the second and third Lease Years of the Extension Term would be $31,930 and $32,889.

4.2.7 As used herein, the term “Lease Year” shall mean each 12-month period commencing on the Commencement Date if the Commencement Date is the first day of a calendar month, but otherwise on the first day of the calendar month immediately next following the calendar month in which the Commencement Date occurs, and ending on the last day of the twelfth month thereafter; however, the first Lease Year shall include any partial month in which the Commencement Date occurs if the Commencement Date occurs on a day other than the first day of the month.

4.2.8 The Option is personal to the Lessee and any Tenant Affiliate and may not be assigned or transferred (other than to a Tenant Affiliate) without the Lessor’s written consent.

5.	Lessee’s Share of Operating Expenses: Effective on the Commencement Date, Lessee’s Share of Operating Expenses shall be increased to 10.4%.

6.	Lessor’s Work: Lessor shall provide tenant improvements as mutually agreed to by the Parties in the Premises in an amount not to exceed $20,000. The completion of the Lessor’s Work shall not affect the Commencement Date. Lessor shall cause to be prepared an estimate of the total cost of the Lessor’s Work (the “Cost Estimate”). Notwithstanding anything to the contrary herein, if the Cost Estimate exceeds $20,000, Lessee’s obligation to pay for the cost of the Lessor’s Work shall be limited to the amount by which the Cost Estimate exceeds Lessor’s $20,000 contribution, and Lessor shall be solely liable for any costs in excess of the Cost Estimate. Upon Lessee’s approval of the Cost Estimate, Lessee shall deposit with the Lessor the amount over $20,000. By way of example, if the Cost Estimate is $30,000 and it is approved by Lessee, then Lessee shall deposit $10,000 with Lessor for its share of the tenant improvements.

7.	Notice Address: The Notice Address for Lessor and Touchstone Investments is changed to 2667 Cazadero Drive, Carlsbad, CA 92009.

8.	Excluded Operating Expenses. “Operating Expenses” shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following: (a) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee; (b) earthquake insurance deductibles. As used in this section, “Hazardous Material” shall mean any material that is now or hereafter regulated by any governmental authority which poses a hazard to the environment or human health.

9.	Waiver of Subrogation. The words “Without affecting any other right or remedies” in the first sentence of Section 8.6 of the Lease shall be deleted and replaced with the words “Notwithstanding anything to the contrary in this Lease”.

10.	Late Charges. The words “5 days” in the third sentence of Section 13.4 shall be deleted and replaced with the words “5 business days”.

11.	Miscellaneous. This Amendment is the final expression of, and contains the entire agreement between, the parties hereto with respect to the subject matter hereof, and this Amendment supersedes all prior agreements, communications or understandings, written or verbal, relating to the subject matter hereof. To the extent that any terms or conditions of this Amendment are inconsistent with any terms or conditions of the Lease, the terms and conditions of this Amendment shall prevail and control. Except as expressly amended or modified in this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, Lessor and Lessee have entered into this First Amendment as of the date first above written.

LESSOR:

	By:	AG Touchstone TP, LLC
a Delaware limited liability company

		By:	AG TP Parent, LP
a Delaware limited liability company, its sole member

By:	Touchstone Investments, Inc., a California corporation

ITS:	Authorized Signatory

By:	/s/ Gregory A. Erickson

NAME:	Gregory A. Erickson
TITLE:	President

LESSEE:
DermTech International, a California corporation

/s/ John Dobak
NAME:	John Dobak
TITLE:	President/CEO

EXHIBIT A

Premises

PATIO
PATIO
PATIO
LEASED
LEASED
LEASED
AVAILABLE FOR DERMTECH FUTURE EXPANSION
AVAILABLE FOR DERMTECH FUTURE EXPANSION
NORTH

FACILITY SOLUTIONS

DECEMBER 6, 2012

DERMTECH SUITE 100

11099 NORTH TORREY PINES ROAD
BUILDING 7
SAN DIEGO, CA 92037
8497 RSF

OFFICE = 51%
LAB = 49%

FIRST FLOOR KEY PLAN